UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2011

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Scientific Energy, Inc. (the “Company”), held on October 20, 2010, the stockholders voted on and approved two amendments to the Company’s Certificate of Incorporation, as amended, (i) to approve an amendment to increase the number of shares of authorized common stock from 100 million to 500 million; and (ii) to approve an amendment to authorize the classification of the Board into three classes with staggered terms.

On January 3, 2011, the Company received the confirmation that such amendments became effective as of November 8, 2010.

A copy of the Company’s Amended and restated Certificates of Incorporation is attached to this report as Exhibit 3.2(i) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2(i).    Amended and Restated Certificates of Incorporation of Scientific Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

	By:	/s/ Stanley Chan
Stanley Chan
President and Chief Executive Officer
Date: January 3, 2011